UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2019
Seelos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-22245	87-0449967
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 12th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (646) 998-6475

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SEEL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On October 15, 2019, Seelos Corporation ("STI"), a wholly-owned subsidiary of Seelos Therapeutics, Inc. ("Seelos"), and Phoenixus AG f/k/a Vyera Pharmaceuticals AG ("Vyera"), entered into an amendment (the "Amendment") to the Asset Purchase Agreement by and between STI and Vyera, dated March 6, 2018 (the "Initial Agreement"), as amended by a first amendment thereto entered into on May 18, 2018 (the "First Amendment"), and a second amendment thereto entered into on December 31, 2018 (the "Second Amendment" and the Initial Agreement, as amended by the First Amendment and the Second Amendment, the "Purchase Agreement"). Pursuant to the Initial Purchase Agreement, STI acquired the assets (the "Vyera Assets") and liabilities (the "Vyera Assumed Liabilities") of Vyera related to a product candidate currently referred to as SLS-002 (intranasal ketamine). Pursuant to the Purchase Agreement, STI agreed that if it received regulatory approval to commence a Phase III clinical trial for SLS-002 and no third party had alleged any claim of conflict, infringement, invalidity or other violation of any rights of others with regard to the Vyera Assets, STI would commence a Phase III clinical trial for SLS-002 by June 30, 2020 (the "Phase III Obligation"), and if STI failed to do so, the Purchase Agreement would terminate immediately and become null and void and all of the Vyera Assets and the Vyera Assumed Liabilities would automatically be returned to Vyera. The Purchase Agreement further provided that as partial consideration for the Vyera Assets, STI agreed to make to Vyera certain one-time, non-refundable milestone payments, including a $3.5 million cash payment upon dosing of the first patient in a Phase III clinical trial for SLS-002 (the "Dosing Milestone").

Pursuant to the Amendment, STI remains obligated to use its commercially reasonable efforts to seek regulatory approval in the United States for and commercialize SLS-002. However, the Amendment eliminates the Phase III Obligation. In addition, in replacement of STI's obligation to pay the Dosing Milestone, STI agreed pursuant to the Amendment to (i) issue Vyera in January 2020 that number of registered shares of Seelos common stock equal to $2,250,000 divided by a 30-day volume weighted average price of the common stock calculated prior to such issuance date and (ii) make cash payments to Vyera in the amounts of $750,000, $750,000, $1 million and $1 million in October 2019, early January 2020, early April 2020 and early July 2020, respectively (each, a "Payment Obligation"). In event STI fails to timely meet a Payment Obligation (subject to a cure period), Vyera has the right to require that all of the Vyera Assets and the Vyera Assumed Liabilities be returned by STI to Vyera.

The foregoing summary of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits
Number	Description

10.1	Amendment No. 3 to Asset Purchase Agreement, dated October 15, 2019, by and between Seelos Therapeutics, Inc. and Phoenixus AG.

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: October 21, 2019	By:	/s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer, President and Interim Chief Financial Officer